                                                                     Exhibit 5.4

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

                                                     Box 25, Commerce Court West
                                                     199 Bay Street
                                                     Toronto, Ontario, Canada
                                                     M5L 1A9
July 10, 2003
                                                     Deliveries: 28th Floor
                                                     Telephone: 416.863.2400
                                                     Facsimile: 416.863.2653
Burns Philp Food Limited                             www.blakes.com
31 rue Airlie
LaSalle, Quebec
H8R 1Z8


            RE: BURNS PHILP FOOD LIMITED AS GUARANTOR OF BURNS PHILP CAPITAL PTY
                LIMITED US$400 MILLION 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012 (SECURITIES AND EXCHANGE COMMISSION FILE NO. 333-98141)

 Ladies and Gentlemen:

      We have acted as special Ontario counsel to Burns, Philp & Company Limited (the "PARENT") in respect of its Canadian subsidiary, Burns Philp Food Limited, a corporation incorporated pursuant to the laws of Canada (the "CORPORATION"), in connection with the issuance by Burns Philp Capital Pty Limited, an Australian corporation (the "ISSUER"), of 9 3/4% Senior Subordinated Notes due 2012 (the "NOTES"), in the aggregate principal amount of US$ 400 million, and the guarantee of the Notes (the "GUARANTY") by the Corporation pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21, 2002 among the Issuer, the guarantors named therein (the "GUARANTORS") and The Bank of New York, as trustee.

      This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K of the United States Securities and Exchange Commission (the "COMMISSION"), in connection with the Exchange Offer Registration Statement filed with the Commission pursuant to Section 1 of the Registration Rights Agreement dated June 21, 2002 (the "REGISTRATION RIGHTS AGREEMENT") among the Issuer, the Guarantors and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., as the initial purchasers (the "INITIAL PURCHASERS").

      The opinions expressed herein relate only to the laws of the Province of Ontario and the federal laws of Canada applicable therein and no opinions are expressed with respect to the laws of any other jurisdiction.

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

      For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes OF this opinion, including:

      (i)   the Indenture;

      (ii) the purchase agreement dated June 14, 2002 among the Issuer, the Guarantors and the Initial Purchasers (the "PURCHASE AGREEMENT");

      (iii) the Registration Rights Agreement;

      (iv) the Exchange Offer Registration Statement, referred to above, containing a prospectus, which was filed with the U.S Securities and Exchange Commission on August 9, 2002, which Exchange Offer Registration Statement was amended and re-filed on October 18, 2002 and December 3, 2002 and has been further amended and is being re-filed again; and

      (v) the Power of Attorney, dated June 14, 2002, executed by the Corporation (the "POWER OF ATTORNEY").

            Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

            We have also examined such statutes and regulations, public records, corporate records, certificates of government officials (including, without limitation, a certificate of compliance for the Corporation, issued by Industry Canada on July 9, 2003) and such other similar documents, and we have made such further investigations and searches and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.

            We have relied, without independent verification, upon a certificate (the "OFFICER'S CERTIFICATE") of an officer of the Corporation, dated July 10, 2003, as to factual matters contained in the Officer's Certificate.

            ASSUMPTIONS

            For the purposes of the opinions expressed herein, we have assumed:

      (a) the genuineness of all signatures of all parties and the legal capacity of all individuals;

      (b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

            originals of such certified or photostatic or electronically transmitted copies or facsimiles;

      (c) the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and upon the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein;

      (d) that each of the parties (other than the Corporation) to the Indenture has all requisite corporate power and capacity to execute and deliver the Indenture and to exercise its rights and perform its obligations thereunder, and has taken all necessary corporate action to authorize the execution and delivery of the Indenture and the exercise of its rights and the performance of its obligations thereunder; and

      (e) that each of the parties (other than the Corporation) to the Indenture has duly executed and delivered the Indenture.

            With respect to the opinion given in paragraph 2 below, we have relied on the opinion of Allens Arthur Robinson attached as Schedule A hereto to confirm that: (i) Burns Philp Food Overseas Holdings Limited had all requisite corporate power and capacity to execute and deliver the Unanimous Shareholder Declaration (the "DECLARATION"), dated June 13, 2002, and the Resolutions of the sole shareholder of the Corporation (the "RESOLUTIONS"), dated June 14, 2002, which Declaration and Resolutions are attached as Schedules to the Officer's Certificate, and to exercise its rights and perform its obligations thereunder; (ii) it took all necessary corporate action to authorize the execution and delivery of the Declaration and the Resolutions and the exercise of its rights and the performance of its obligations thereunder; and (iii) that it duly executed and delivered the Declaration and the Resolutions. To the extent that the opinion of Allens Arthur Robinson is based upon any assumptions or is made subject to any qualifications, our reliance on such opinion is based on such assumptions and subject to such qualifications.

            We have relied on the opinion of Dewey Ballantine LLP attached as Schedule B hereto to confirm that the law of the State of California imposes no formalities upon the execution and delivery, in California, of the Power of Attorney, other than as set forth in such opinion. To the extent that the opinion of Dewey Ballantine LLP is based upon any assumptions or is made subject to any qualifications, our reliance on such opinion is based on such assumptions and subject to such qualifications other than those that pertain to the laws of Canada.

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

            Based on the foregoing and subject to the qualification set forth below, we are of the opinion that:

      1. Relying solely on the certificate of compliance referred to above, as well as to factual matters contained in the Officer's Certificate, the Corporation is a subsisting corporation under the federal laws of Canada.

      2. The Corporation has taken all necessary corporate action to authorize the execution and delivery by it of the Indenture and the performance of its obligations thereunder. The Indenture has been duly executed by the Corporation as a matter of corporate law in compliance with the laws of its jurisdiction of incorporation, namely, the federal laws of Canada, and with the provisions of its articles and by-laws and the Declaration and Resolutions.

      3. The execution and delivery by the Corporation of, and performance by the Corporation of its obligations under, the Indenture, and compliance by the Corporation with all of the provisions thereof, will not result in a breach of, or constitute a default under (a) any statute or regulation of the Province of Ontario or any federal statute or regulation of Canada applicable therein which is applicable to corporations generally, or (b) its articles or by-laws.

QUALIFICATIONS

            The foregoing opinions are subject to the qualification that no opinion is expressed regarding any taxes which may be imposed upon or exigible in respect of any transactions contemplated by the Indenture.

CONSENT

            We hereby consent to the filing of this opinion as Exhibit 5.4 to the Exchange Offer Registration Statement and to the reference to Blake, Cassels & Graydon LLP under the caption "Legal Matters" in the prospectus included in the Exchange Offer Registration Statement. In giving this consent, we do not thereby admit that we are included within the meaning of persons whose consent is required under Section 7 of the US. SECURITIES ACT OF 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      * * *

            This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

BLAKE, CASSELS & GRAYDON LLP
BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS

            This opinion is given in respect of the laws of the Province of Ontario and the federal laws applicable therein which are in effect at 9:00 a.m. (Toronto time) on the date of this opinion.

                                                Yours truly,


                                                /s/ Blake, Cassels & Graydon LLP

ATTACHMENTS

Schedule A - Opinion of Allens Arthur Robinson
Schedule B - Opinion of Dewey Ballantine LLP

                                   SCHEDULE A

                                    Attached.

                                                          Allens Arthur Robinson

10 July 2003                                                  ABN 47 702 595 758


Blake, Cassels & Graydon LLP                                   The Chifley Tower
Box 25, Commerce Court West                                     2 Chifley Square
199 Bay Street                                                         Australia
Toronto, ON M5L 1A9                                           Tel 61 2 9230 4000
Canada                                                        Fax 61 2 9230 5333

                                                                  CORRESPONDENCE
                                                                      GPO Box 50
                                                                 Sydney NSW 2001
                                                                       Australia
                                                                   DX 105 Sydney

                                                                  www.aar.com.au

Dear Sirs

BURNS PHILP FOOD OVERSEAS HOLDINGS LIMITED
FORM F-4 - REGISTRATION STATEMENT SUPPORT OPINION

We have acted as special Australian counsel to Burns Philp Food Overseas Holdings Limited in connection with certain matters relating to the Form F-4 -Registration Statement for the 9 3/4% Series B Senior Subordinated Notes due 2012 (File Number 333-98141, initially filed with the Securities and Exchange Commission of the United States of America on 9 August 2002) (the REGISTRATION STATEMENT).

Definitions in the Indenture or Registration Statement apply in this opinion unless the context otherwise requires but RELEVANT COMPANY means Burns Philp Food Overseas Holdings Limited and RELEVANT JURISDICTION means the Commonwealth of Australia, New South Wales or the Australian Capital Territory.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.    DOCUMENTS

      We have examined the following documents:

      (a) a certified copy of the constitution of the Relevant Company as at 3 June 2002;

      (b) a certificate dated 10 July 2003 certifying that the copy of the constitution of the Relevant Company has not been amended or replaced and continues in full force and effect since 3 June 2002 and that documents or authorisations relied on in this opinion continue in full force and effect;

      (c) a copy of the signed resolutions passed by the Board of Directors dated 11 June 2002 of the Relevant Company (the BOARD RESOLUTIONS);

      (d) a copy of the signed Unanimous Shareholders Declaration dated 13 June 2002 (the DECLARATION);

                                                          Allens Arthur Robinson


      (e) a copy of the signed Resolutions of the Sole Shareholder of Burns Philp Food Limited dated 14 June 2002 (the RESOLUTIONS);and

      (f) a certificate of Helen Golding dated 10 June 2003 certifying as to certain factual matters and as to the holding of Board Meetings of the Relevant Company and as to issues of commercial benefit.

      We have conducted such searches and investigations as are necessary to render the opinions given.

2.    ASSUMPTIONS

      For the purposes of giving this opinion we have assumed the following.

      (a)   The authenticity of all seals and signatures.

      (b) The completeness, and the conformity to original instruments, of all copies submitted to us.

      (c) The Resolutions and Declaration constitute legal, valid and binding obligations of the Relevant Company under the laws of Canada enforceable in competent courts of that jurisdiction.


3.    QUALIFICATIONS

      Our opinion is subject to the following qualifications.

      (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

      (b) We have relied on a search of public records of the Australian Securities and Investments Commission on 3 July 2003. We note that records disclosed by such search may not be complete or up to date.

      (c) We have relied, as to certain matters of fact, on certificates of officers of the Relevant Company.


4.    OPINION

      Based on the assumptions and subject to the qualifications set out above we are of the following opinion.

      (a)   The Relevant Company is incorporated in Australia.

      (b) The Relevant Company has the corporate power to enter into and perform its obligations under the Resolutions and the Declaration.

      (c) The execution, delivery and performance by the Relevant Company of the Declaration and Resolutions, will not violate in any respect any existing provision of:

            (i)   any law of any Relevant Jurisdiction; or

            (ii)  its constitution.

                                                          Allens Arthur Robinson



      (d) The Resolutions and Declaration have been duly authorised, executed and delivered.

      (e) All authorisations under the laws of any Relevant Jurisdiction now obtainable and required in connection with the execution, delivery, performance, validity or enforceability of the Declarations and Resolutions have been obtained or effected and are in full force and effect.

      This opinion is addressed to you for your benefit, for the benefit of potential investors in the Exchange Notes and for the benefit of the holders of the Exchange Notes from time to time. It is not to be relied on by any other person or for any other purpose. It is not to be quoted or referred to in any public document or filed with or disclosed to any government agency or other person other than:

      (a)   to the extent required by law or an official directive;

      (b)   in connection with any litigation relating to the this opinion;

      (c) being referred to in, and attached as a schedule to, your opinion for the purposes of filing your opinion with the Securities and Exchange Commission of the United States of America as an Exhibit to the Registration Statement and of the reference made to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 of the United States of America, or the rules and regulations of the Securities and Exchange Commission; or

      (d)   with our consent, which we will not withhold unreasonably.

      Yours faithfully




      /s/ Allens Arthur Robinson

                                   SCHEDULE B

                                    Attached

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                               NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333

                                       July 10, 2003

Blake, Cassels & Graydon LLP
Box 25, Commerce Court West
199 Bay Street
Toronto, Ontario, Canada
M5L 1A9

                             Burns Philp Food Limited

Ladies and Gentlemen:

      We have acted as special U.S. counsel to Burns, Philp & Company Limited (the "Parent"), Burns Philp Inc., a Delaware corporation ("BPI"), Burns Philp Food Inc., a California corporation ("BPFI"), Tone Brothers, Inc., an Iowa corporation ("TBI"), and Burns Philp Capital Pty Limited, an Australian corporation (the "Issuer"), in connection with the Indenture, dated as of June 21, 2002, among Burns Philp Capital Pty Limited, as issuer, the Parent, the Subsidiary Guarantors (as defined therein) party thereto, and The Bank of New York, as trustee (the "2002 Indenture"). Capitalized terms used in this letter without definition have the meanings ascribed to them in the 2002 Indenture or in the opinion letter of your firm referred to in the following paragraph.

      This letter is delivered to you, at the request of Parent, in connection with your delivery of a legal opinion, dated today's date, as special Ontario counsel to Parent in respect of its Canadian subsidiary, Burns Philp Food Limited, rendered pursuant to Item 601(b)(5) of the United States Securities and Exchange Commission ("SEC") in connection with the Exchange Offer Registration Statement, as referred to in your opinion, filed with the SEC pursuant to
Section 1 of the Registration Rights Agreement dated June 21, 2002 among the Issuer, the Guarantors, and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., as the initial purchasers.

      We have relied, for purposes of the opinion expressed herein, upon a certificate of an officer of Burns Philp Food Limited to the effect that the Power of Attorney was executed and delivered in the State of California.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate, and subject to the limitations and qualifications set forth below, it is our opinion that the law of the State of California did not on the date(s) the Power of Attorney was executed and delivered by Burns Philp Food Limited, impose, nor have there been any subsequent changes which would have the effect of retroactively imposing, any formalities upon the execution and delivery, in California, of

     NEW YORK WASHINGTON LOS ANGELES LONDON HONG KONG BUDAPEST PRAGUE WARSAW the Power of Attorney, other than the signing of the Power of Attorney on behalf of Burns Philp Food Limited by an officer duly authorized to do so and physical delivery of the Power of Attorney, together with such other formalities as may be required under applicable Canadian law for the execution and delivery by Burns Philp Food Limited of the Power of Attorney.

      Our opinions are limited to the law of the State of California. We express no opinion with respect to the enforceability of the Power of Attorney under California law. This letter speaks only as of its date. We undertake no obligation to advise you or any third party of changes of law or fact that occur after the date of this letter, even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

      This letter is furnished solely for your benefit in connection with your legal opinion being delivered to the SEC in connection with the Exchange Offer Registration Statement. You may not rely upon our opinion set forth in this letter for any other purpose or in any other context. Our opinion set forth in this letter may not be furnished to or relied upon by any other person, firm, corporation, partnership or other entity without our prior written consent.

                                       Very truly yours,
                                       /s/ Dewey Ballantine LLP



                                       2